Exhibit 99.1

Spire Global Announces Second Quarter 2026 Results; Reaffirms Full-Year Revenue Guidance

●
Second quarter 2026 revenue was $18.0 million, down 6% year-over-year, and up 16% excluding the maritime business.(1) Revenue improved 14% sequentially in second quarter 2026. Excluding the maritime business, revenue improved 19% sequentially.
●
Net loss of $20.0 million in second quarter 2026 compared to prior year net income of $119.6 million. Adjusting prior year net income for $154.3 million gain on sale of business and $12.0 million loss on extinguishment of debt, second quarter net loss improved 12% year-over-year.
●
Adjusted EBITDA(1) of ($8.6) million in second quarter 2026 improved 16% compared to prior year adjusted EBITDA of ($10.2) million. Sequentially, adjusted EBITDA improved 15% in second quarter 2026.

VIENNA, VA, August 12, 2026 – Spire Global, Inc. (NYSE: SPIR) (“Spire” or the “Company”), a global provider of satellite data, analytics and intelligence, announced results for its quarter ended June 30, 2026. The Company will hold a webcast at 5:00 p.m. ET today to discuss the results.

“The role of commercial space is changing,” said Theresa Condor, Spire CEO. “Governments and businesses are looking for trusted partners that can deliver operational capabilities at scale - today. We've spent years building the technology, expertise and strategic partnerships needed to meet this moment, and the progress we've made this quarter reinforces our confidence in those opportunities ahead."

Second Quarter 2026 Highlights

Financial:

●
Second quarter 2026 GAAP revenue was $18.0 million, reflecting a 6% year-over-year decrease primarily associated with selling the maritime business at the end of April 2025. Excluding the maritime business, revenue increased 16% on a year-over-year basis and 19% sequentially. The second quarter increase was primarily driven by higher delivery of space services data and increased radio-frequency geolocation (RFGL) data purchases.
●
Second quarter 2026 GAAP gross margin declined 16 percentage points year-over-year to 34%, and non-GAAP gross margin(1) declined 14 percentage points year-over-year to 38%. Second quarter 2026 GAAP and non-GAAP gross margin declined primarily as a result of impacts associated with the WildFireSat contract, which was cancelled for convenience in the second quarter.
●
Net loss of $20.0 million in second quarter 2026 compared to prior year net income of $119.6 million. Adjusting prior year net income for $154.3 million gain on sale of business and $12.0 million loss on extinguishment of debt, second quarter net loss improved 12% year-over-year.
●
Adjusted EBITDA(1) of ($8.6) million in second quarter 2026 improved 16% compared to prior year adjusted EBITDA of ($10.2) million, primarily driven by lower operating expenses. Sequentially, adjusted EBITDA improved 15%.
●
Second quarter 2026 cash flow used in operations was $23.4 million, reflecting a 32% year-over-year improvement and a 11% sequential improvement. Cash usage in the second quarter reflected lower operating expenses. Cash flow used in operations is expected to continue to improve sequentially in third quarter and fourth quarter 2026. Cash, cash equivalents, and marketable securities as of June 30, 2026 were $91.7 million. Spire continues to maintain a debt-free balance sheet.

1 Non-GAAP Financial Measure, please see section titled Non-GAAP Financial Measures for the definition of such measures and the reconciliation tables at the end of this release for reconciliation to the most directly comparable GAAP measure.

Business:

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During the second quarter of 2026, Spire announced strategic partnerships with Schaeffler and Diehl Defence, strengthening its long-term positioning within the European space ecosystem. The collaboration with Schaeffler brings together the company's precision engineering and manufacturing scale with Spire's proven satellite platform expertise and extensive flight heritage, with the shared intent of building a European space hardware and mission business before the end of this decade. Likewise, Spire's agreement with Diehl Defence combines Diehl Defence's expertise in air defense systems with Spire's long-standing experience in building and operating satellite constellations to support German and European defense initiatives.
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In the second quarter of 2026, Spire continued to build momentum across its RFGL business by signing four new international RFGL customers.
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In July 2026, Spire launched 10 satellites, bringing the total number of satellites launched during 2026 to twenty-nine. This pace of deployment reflects both the maturity of our manufacturing organization and the operational discipline built over many years.
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In July 2026, Spire achieved a milestone in its Optical Inter-Satellite Link (O-ISL) program, successfully establishing a cross-plane laser connection between two O-ISL equipped satellites. This is the first time Spire has demonstrated a cross-plane connection, which builds on the Company's previous in-plane demonstrations. The satellites maintained a stable laser connection for over 5 minutes across a distance of approximately 5,000 kilometers - roughly the distance between New York City and London - while traveling at approximately 28,000 kilometers per hour. This technology allows satellites to communicate directly with one another in orbit via laser, enabling faster and more secure data transfer while reducing dependence on ground station proximity.

Financial Outlook

In 2025, Spire recognized revenue of $21.0 million for its maritime business. The majority of the maritime business was divested in April 2025. Spire is providing 2026 revenue, excluding maritime revenue, for comparative purposes. Based on the midpoint of its 2026 guidance, Spire expects 2026 revenue, excluding maritime revenue, to grow at over 50% from 2025. Spire is providing the following guidance for the full year ending December 31, 2026:

	FY'26 Ranges
(in millions, except percentages and per share amounts)	Low	High
Revenue	$75.0	$85.0
Maritime revenue	$3.4	$3.4
Revenue excluding maritime	$71.6	$81.6
Revenue excluding maritime Y/Y change	42%	61%
Non-GAAP operating loss	$(37.8)	$(32.6)
Adjusted EBITDA	$(26.0)	$(20.7)
Non-GAAP net loss per share	$(0.95)	$(0.81)
Basic weighted average shares	37.6	37.6

Non-GAAP operating loss, adjusted EBITDA and non-GAAP loss per share included in the table above are non-GAAP measures. Please see the section titled “Non-GAAP Financial Measures” for the definition of such measures. Spire has provided a reconciliation of GAAP to non-GAAP financial measures in the tables included in this press release for its second quarter and full year 2025 and 2026, as well as its outlook for such measures for the full year 2026.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain non-GAAP financial measures, including free cash flow, non-GAAP gross profit, non-GAAP gross margins, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative expenses, non-GAAP operating loss/income, non-GAAP operating margin, EBITDA, Adjusted

EBITDA, non-GAAP net loss/income, and non-GAAP net loss/income per share. Spire’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating its ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Spire excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to Spire’s. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in Spire’s financial statements. Investors should note that the excluded items may have had, and may in the future have, a material impact on our reported financial results. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Spire’s financial information in its entirety and not rely on a single financial measure.

Spire adjusts the following items from one or more of its non-GAAP financial measures:

Change in fair value of contingent earnout liabilities and warrant liabilities. Spire excludes these non-cash gains and losses because they do not reflect the underlying operating performance of the business.

Foreign exchange (gain)/loss. Spire incurs foreign currency gains and losses on foreign currency denominated receivables and payables. As Spire does not hedge these currency exposures, realized and unrealized foreign currency gains and losses result from fluctuations in exchange rates. Since such gains and losses are driven by macroeconomic factors and can vary significantly between periods, Spire believes their exclusion is useful to management and investors in evaluating the performance of its ongoing operations on a period-to-period basis.

Other (income) expense, net. Spire excludes other expense, net because it includes non-operating items and other gains and losses that are not reflective of its core operating performance and may fluctuate between periods, such as debt prepayment penalties, legal settlements, equity investment losses, and gains or losses on asset disposals.

Stock-based compensation. Spire excludes these expenses primarily because they are non-cash charges used when we assess operating expenses and budgeting. Moreover, because of varying valuation methodologies and the award types under ASC Topic 718, Spire believes excluding stock-based compensation expenses allows investors to better compare our recurring core business results of operations and those of other companies.

Loss on decommissioned satellites and other assets write-offs. Spire excludes these charges because they represent the accelerated write-off of assets that would otherwise be accounted for as depreciation and would be excluded as part of our EBITDA calculation.

Other unusual and infrequent costs. Spire excludes these items because they are not reflective of its ongoing operating results. Examples include certain legal, accounting, and other professional fees associated with matters such as the Maritime Transaction, the SEC subpoena received in July 2025, and a Space Services customer dispute and liquidated damages associated with the 2025 Private Placement.

Other acquisition accounting amortization. Spire excludes non-cash amortization of purchased data rights and certain purchased technologies as these expenses are the result of acquisition accounting and are not indicative of its core operating performance.

Our additional non-GAAP measures include:

Free Cash Flow. Spire defines free cash flow as net cash provided by/used in operating activities less purchases of property and equipment.

EBITDA. Spire defines EBITDA as net income (loss), plus depreciation and amortization expense, plus interest expense, and plus the provision for (or minus benefit from) income taxes.

Adjusted EBITDA. Spire defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted for any gain on sale of a business, loss on extinguishment of debt, change in fair value of contingent earnout liability, change in fair value of warrant liabilities, issuance of stock warrants, foreign exchange (gain) loss, other (income) expense, net, stock-based compensation, mergers and acquisition related expenses, loss on decommissioned satellites and other assets write-offs, other unusual and infrequent costs, and other acquisition accounting amortization. Spire believes Adjusted EBITDA can be useful in providing an understanding of the underlying results of operations and trends, an enhanced overall understanding of our financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net loss as it does not take into account certain requirements, such as capital expenditures and related depreciation, interest payments, tax benefits, stock-based compensation, other unusual and infrequent costs, and other acquisition accounting amortization. Adjusted EBITDA is not a presentation made in accordance with GAAP, and Spire’s use of the term Adjusted EBITDA may vary from the use of similarly titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Additional non-GAAP measures utilized by Spire incorporate the adjustments described in the reconciliation tables below.

Conference Call

Spire will webcast a conference call to discuss the results at 5:00 p.m. Eastern Time today. The webcast will be available on Spire’s Investor Relations website at ir.spire.com. A replay of the call will be available on the site for six months.

Safe Harbor Statement

This press release contains forward-looking statements, including information about management's view of Spire’s future financial results and guidance, expectations, plans and prospects, including our views regarding future execution within our business, and the opportunity we see in our industry, within the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seek” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Spire to be materially different than those expressed or implied in such statements. A description of these risks, uncertainties and assumptions, and other factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including but not limited to, Spire’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Spire’s future results. The forward-looking statements included in this presentation are made only as of the date hereof. Spire cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Spire expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a global provider of satellite data, analytics and intelligence, offering unique datasets and powerful insights about Earth so that organizations can make decisions with confidence in a rapidly changing world. Spire builds, owns, and operates a fully deployed satellite constellation that observes the Earth in real time using radio frequency technology. The data acquired by Spire’s satellites provides global weather intelligence, ship and plane movements, and spoofing and jamming detection to better predict how their patterns impact economies, global security, business operations and the environment. Spire also offers Space as a Service solutions that empower customers to leverage its established infrastructure to put their business in space. Spire has offices across the U.S., Canada, UK, Luxembourg and Germany. To learn more, visit spire.com.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share amounts)	2026	2025	2026	2025
	(Unaudited)
Revenue	$18,048	$19,182	$33,882	$43,058
Cost of revenue	11,890	9,806	21,419	24,970
Gross profit	6,158	9,376	12,463	18,088
Operating expenses:
Research and development	8,180	10,195	16,879	18,854
Sales and marketing	3,205	4,412	6,351	9,943
General and administrative	14,140	17,186	32,266	34,836
Loss on decommissioned satellites and other assets write-offs	526	1,110	1,435	6,270
Total operating expenses	26,051	32,903	56,931	69,903
Loss from operations	(19,893)	(23,527)	(44,468)	(51,815)
Other (expense) income:
Interest income	782	646	1,256	666
Interest expense	—	(1,686)	—	(7,416)
Gain on sale of a business	—	154,305	—	154,305
Loss on extinguishment of debt	—	(12,008)	—	(12,008)
Change in fair value of contingent earnout liability	—	(227)	—	811
Change in fair value of warrant liabilities	(157)	(2,790)	(277)	3,047
Foreign exchange (loss) gain	(577)	6,965	(2,205)	10,791
Other income (expense), net	139	(287)	200	(511)
Total other income (expense), net	187	144,918	(1,026)	149,685
(Loss) income before income taxes	(19,706)	121,391	(45,494)	97,870
Income tax provision	263	1,801	318	1,795
Net (loss) income	$(19,969)	$119,590	$(45,812)	$96,075
(Loss) earnings per share:
Basic	$(0.52)	$3.80	$(1.28)	$3.29
Diluted	$(0.52)	$3.72	$(1.28)	$3.03
Weighted-average shares used in computing (loss) earnings per share
Basic	38,295,060	31,398,176	35,796,237	29,105,374
Diluted	38,295,060	32,093,646	35,796,237	30,441,536

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2026	2025	2026	2025
	(Unaudited)
Net (loss) income	$(19,969)	$119,590	$(45,812)	$96,075
Other comprehensive (loss) income:
Foreign currency translation adjustments, net of tax	(320)	7,445	(154)	4,770
Net unrealized loss on investments, net of tax	(41)	(3)	(71)	(3)
Comprehensive (loss) income	$(20,330)	$127,032	$(46,037)	$100,842

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(In thousands)	2026	2025
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$38,814	$24,813
Marketable securities	52,858	56,969
Accounts receivable, net	6,378	4,178
Contract assets	4,646	1,778
Other current assets	7,091	6,036
Total current assets	109,787	93,774
Property and equipment, net	85,060	80,806
Operating lease right-of-use assets	7,958	10,798
Goodwill	14,880	15,450
Intangible assets, net	8,000	9,079
Other long-term assets, including restricted cash	979	1,085
Total assets	$226,664	$210,992
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$12,379	$14,866
Contract liabilities, current portion	32,625	35,160
Other accrued expenses	13,648	22,266
Total current liabilities	58,652	72,292
Contract liabilities, non-current	13,869	14,207
Warrant liability	383	106
Operating lease liabilities, net of current portion	6,795	8,755
Other long-term liabilities	2,680	2,704
Total liabilities	82,379	98,064
Commitments and contingencies
Stockholders’ equity
Common stock	4	3
Additional paid-in capital	683,093	605,700
Accumulated other comprehensive loss	(5,660)	(5,435)
Accumulated deficit	(533,152)	(487,340)
Total stockholders’ equity	144,285	112,928
Total liabilities and stockholders’ equity	$226,664	$210,992

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
(In thousands)	2026	2025
	(Unaudited)
Cash flows from operating activities
Net (loss) income	$(45,812)	$96,075
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	7,081	6,937
Stock-based compensation	7,006	11,127
Amortization of operating lease right-of-use assets	1,509	1,519
Change in fair value of warrant liabilities	277	(3,047)
Change in fair value of contingent earnout liability	—	(811)
Loss on decommissioned satellites and disposal of assets	1,435	6,270
Loss on extinguishment of debt	—	12,008
Gain on sale of a business	—	(154,305)
Transaction costs on sale of a business	—	(23,744)
Other, net	(930)	2,483
Changes in operating assets and liabilities:
Accounts receivable, net	(2,271)	5,597
Contract assets	(3,057)	(1,285)
Other current assets	(1,034)	(1,769)
Other long-term assets	99	(959)
Accounts payable	(3,039)	(4,931)
Contract liabilities	(2,535)	2,497
Other accrued expenses	(5,965)	4,097
Operating lease liabilities	(2,348)	(1,255)
Other long-term liabilities	—	(8)
Net cash used in operating activities	(49,584)	(43,504)
Cash flows from investing activities
Purchases of short-term investments	(52,571)	(81,118)
Maturities of short-term investments	57,572	—
Purchase of property and equipment	(13,422)	(12,507)
Proceeds from sale of a business, net of cash	—	238,948
Net cash (used in) provided by investing activities	(8,421)	145,323
Cash flows from financing activities
Proceeds from securities purchase agreements, net	65,402	37,297
Payments on long-term debt	—	(105,742)
Payments on long-term debt closing fees	—	(9,091)
Proceeds from exercise of stock options	4,499	870
Proceeds from employee stock purchase plan	336	443
Net cash provided by (used in) financing activities	70,237	(76,223)
Effect of foreign currency translation on cash, cash equivalents and restricted cash	1,754	(8,588)
Net increase in cash, cash equivalents and restricted cash	13,986	17,008
Cash, cash equivalents and restricted cash
Beginning balance	25,392	19,684
Ending balance	$39,378	$36,692

GAAP to Non-GAAP Reconciliations

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2026	2025	2026	2025
	(Unaudited)
Gross profit (GAAP)	$6,158	$9,376	$12,463	$18,088
Adjustments:
Exclude stock-based compensation	138	79	254	192
Exclude amortization of purchased intangibles	384	375	773	734
Exclude other acquisition accounting amortization	-	54	-	219
Exclude other unusual and infrequent costs	143	-	299	-
Gross profit (Non-GAAP)	$6,823	$9,884	$13,789	$19,233

Research and development (GAAP)	$8,180	$10,195	$16,879	$18,854
Adjustments:
Exclude stock-based compensation	(588)	(837)	(1,856)	(1,662)
Exclude other unusual and infrequent costs	(56)	(437)	(367)	(437)
Research and development (Non-GAAP)	$7,536	$8,921	$14,656	$16,755

Sales and marketing (GAAP)	$3,205	$4,412	$6,351	$9,943
Adjustments:
Exclude stock-based compensation	(409)	(490)	(730)	(1,968)
Exclude other unusual and infrequent costs	(35)	(350)	(94)	(350)
Sales and marketing (Non-GAAP)	$2,761	$3,572	$5,527	$7,625

General and administrative (GAAP)	$14,140	$17,186	$32,266	$34,836
Adjustments:
Exclude stock-based compensation	(1,908)	(4,816)	(4,166)	(7,305)
Exclude other unusual and infrequent costs	(3,399)	(2,601)	(9,371)	(8,335)
General and administrative (Non-GAAP)	$8,833	$9,769	$18,729	$19,196

Loss from operations (GAAP)	$(19,893)	$(23,527)	$(44,468)	$(51,815)
Adjustments:
Exclude stock-based compensation	3,043	6,222	7,006	11,127
Exclude other unusual and infrequent costs(1)	3,633	3,388	10,131	9,125
Exclude amortization of purchased intangibles	384	375	773	734
Exclude other acquisition accounting amortization	-	54	-	219
Exclude loss on decommissioned satellites and other assets write-offs	526	1,110	1,435	6,270
Loss from operations (Non-GAAP)	$(12,307)	$(12,378)	$(25,123)	$(24,340)

(1) Includes (i) restructuring charges of $1.3 million and $2.1 million for the three and six months ended June 30, 2026, respectively, and $1.2 million and $1.5 million for the three and six months ended June 30, 2025, respectively, (ii) legal, accounting, and other professional fees of $2.3 million and $8.0 million for the three and six months ended June 30, 2026, respectively, and $0.7 million and $6.1 million for the three and six months ended June 30, 2025, respectively, and (iii) bonus expenses associated with the Maritime Transaction of $1.5 million for each of the three and six months ended June 30, 2025.

GAAP to Non-GAAP Reconciliations (continued)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except for percentages, share and per share amounts)	2026	2025	2026	2025
	(Unaudited)
Gross Margin (GAAP)	34%	50%	37%	42%
Adjustments:
Exclude stock-based compensation	1%	0%	1%	0%
Exclude amortization of purchased intangibles	2%	2%	2%	2%
Exclude other acquisition accounting amortization	0%	0%	0%	1%
Exclude other unusual and infrequent costs	1%	0%	1%	0%
Gross Margin (Non-GAAP)	38%	52%	41%	45%

Operating Margin (GAAP)	(110)%	(123)%	(131)%	(120)%
Adjustments:
Exclude stock-based compensation	17%	32%	21%	24%
Exclude other unusual and infrequent costs	20%	18%	30%	21%
Exclude amortization of purchased intangibles	2%	2%	2%	2%
Exclude other acquisition accounting amortization	0%	0%	0%	1%
Exclude loss on decommissioned satellites and other assets write-offs	3%	6%	4%	15%
Operating Margin (Non-GAAP)	(68)%	(65)%	(74)%	(57)%

Net loss (GAAP)	$(19,969)	$119,590	$(45,812)	$96,075
Adjustments:
Exclude gain on sale of a business	-	(154,305)	-	(154,305)
Exclude loss on extinguishment of debt	-	12,008	-	12,008
Exclude stock-based compensation	3,043	6,222	7,006	11,127
Exclude other unusual and infrequent costs(1)	3,633	3,388	10,131	9,125
Exclude amortization of purchased intangibles	384	375	773	734
Exclude other acquisition accounting amortization	-	54	-	219
Exclude change in fair value of contingent earnout liability	-	227	-	(811)
Exclude change in fair value of warrant liabilities	157	2,790	277	(3,047)
Exclude foreign exchange loss (gain)	577	(6,965)	2,205	(10,791)
Exclude other (income) expense, net	(139)	287	(200)	511
Exclude loss on decommissioned satellites and other assets write-offs	526	1,110	1,435	6,270
Net loss (Non-GAAP)	$(11,788)	$(15,219)	$(24,185)	$(32,885)

Net loss per share (GAAP)	$(0.52)	$3.80	$(1.28)	$3.29
Adjustments:
Exclude gain on sale of a business	-	(4.91)	-	(5.30)
Exclude loss on extinguishment of debt	-	0.38	-	0.41
Exclude stock-based compensation	0.08	0.20	0.20	0.38
Exclude other unusual and infrequent costs	0.09	0.11	0.28	0.31
Exclude amortization of purchased intangibles	0.01	0.01	0.02	0.03
Exclude other acquisition accounting amortization	-	0.00	-	0.01
Exclude change in fair value of contingent earnout liability	-	0.01	-	(0.03)
Exclude change in fair value of warrant liabilities	-	0.09	0.01	(0.10)
Exclude foreign exchange loss (gain)	0.02	(0.22)	0.06	(0.37)
Exclude other (income) expense, net	-	0.01	(0.01)	0.02
Exclude loss on decommissioned satellites and other assets write-offs	0.01	0.04	0.04	0.22
Net loss per share (Non-GAAP)	$(0.31)	$(0.48)	$(0.68)	$(1.13)
Weighted-average shares used in computing basic net loss per share	38,295,060	31,398,176	35,796,237	29,105,374

(1) Includes (i) restructuring charges of $1.3 million and $2.1 million for the three and six months ended June 30, 2026, respectively, and $1.2 million and $1.5 million for the three and six months ended June 30, 2025, respectively, (ii) legal, accounting, and other professional fees of $2.3 million and $8.0 million for the three and six months ended June 30, 2026, respectively, and $0.7 million and $6.1 million for the three and six months ended June 30, 2025, respectively, and (iii) bonus expenses associated with the Maritime Transaction of $1.5 million for each of the three and six months ended June 30, 2025.

GAAP to Non-GAAP Reconciliations (continued)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2026	2025	2026	2025
	(Unaudited)
Net loss (GAAP)	$(19,969)	$119,590	$(45,812)	$96,075
Depreciation and amortization	4,063	2,524	7,081	6,937
Interest, net	(782)	1,040	(1,256)	6,750
Income tax provision	263	1,801	318	1,795
EBITDA	(16,425)	124,955	(39,669)	111,557
Gain on sale of a business	-	(154,305)	-	(154,305)
Loss on extinguishment of debt	-	12,008	-	12,008
Change in fair value of contingent earnout liability	-	227	-	(811)
Change in fair value of warrant liabilities	157	2,790	277	(3,047)
Foreign exchange loss (gain)	577	(6,965)	2,205	(10,791)
Stock-based compensation	3,043	6,222	7,006	11,127
Other unusual and infrequent costs(1)	3,633	3,388	10,131	9,125
Loss on decommissioned satellites and other assets write-offs	526	1,110	1,435	6,270
Other acquisition accounting amortization	-	54	-	219
Other (income) expense, net	(139)	287	(200)	511
Adjusted EBITDA	$(8,628)	$(10,229)	$(18,815)	$(18,137)

Net cash used in operating activities	$(23,373)	$(34,224)	$(49,584)	$(43,504)
Purchase of property and equipment	(5,450)	(3,606)	(13,422)	(12,507)
Free Cash Flow	$(28,823)	$(37,830)	$(63,006)	$(56,011)

Revenue	$18,048	$19,182	$33,882	$43,058
Maritime	(1,474)	(4,854)	(3,390)	(16,464)
Revenue excluding Maritime	$16,574	$14,328	$30,492	$26,594

(1) Includes (i) restructuring charges of $1.3 million and $2.1 million for the three and six months ended June 30, 2026, respectively, and $1.2 million and $1.5 million for the three and six months ended June 30, 2025, respectively, (ii) legal, accounting, and other professional fees of $2.3 million and $8.0 million for the three and six months ended June 30, 2026, respectively, and $0.7 million and $6.1 million for the three and six months ended June 30, 2025, respectively, and (iii) bonus expenses associated with the Maritime Transaction of $1.5 million for each of the three and six months ended June 30, 2025.

	Year Ended	Three Months Ended
	December 31, 2025	June 30, 2025	March 31, 2026	June 30, 2026
	(Unaudited)
Total revenue	$71,553	$19,182	$15,834	$18,048
Year-over-year change				(6)%
Sequential change				14%
Maritime revenue	$20,974	$4,854	$1,916	$1,474
Revenue excluding maritime	$50,579	$14,328	$13,918	$16,574
Year-over-year change				16%
Sequential change				19%

GAAP to Non-GAAP Reconciliations – Full Year 2026 Financial Outlook

(In thousands, except for percentages, share and per share amounts)	FY 2026 Ranges
	Low	High
Revenue	$75,000	$85,000
Maritime revenue	(3,400)	(3,400)
Revenue excluding maritime	$71,600	$81,600

	Low	High
Loss from operations (GAAP)	$(65,500)	$(60,300)
Adjustments:
Exclude stock-based compensation	12,400	12,400
Exclude other unusual and infrequent costs	12,300	12,300
Exclude amortization of purchased intangibles	1,600	1,600
Exclude loss on decommissioned satellites and other assets write-offs	1,400	1,400
Loss from operations (Non-GAAP)	$(37,800)	$(32,600)

	Low	High
Net loss per share (GAAP)	$(1.74)	$(1.60)
Adjustments:
Exclude stock-based compensation	0.33	0.33
Exclude other unusual and infrequent costs	0.33	0.33
Exclude amortization of purchased intangibles	0.04	0.04
Exclude change in fair value of warrant liabilities	-	-
Exclude foreign exchange loss (gain)	0.06	0.06
Exclude other expense (income), net	(0.01)	(0.01)
Exclude loss on decommissioned satellites and other assets write-offs	0.04	0.04
Net loss per share (Non-GAAP)	$(0.95)	$(0.81)
Weighted-average shares used in computing basic and diluted net loss per share	37,605,000	37,605,000

	Low	High
Net loss (GAAP)	$(65,400)	$(60,100)
Depreciation and amortization	13,400	13,400
Interest, net	(2,500)	(2,500)
Income tax provision	300	300
EBITDA	$(54,200)	$(48,900)
Change in fair value of warrant liabilities	300	300
Foreign exchange loss (gain)	2,200	2,200
Other (income) expense, net	(400)	(400)
Stock-based compensation	12,400	12,400
Other unusual and infrequent costs	12,300	12,300
Loss on decommissioned satellites and other assets write-offs	1,400	1,400
Adjusted EBITDA	$(26,000)	$(20,700)

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Senior Communications Manager

Sarah.Freeman@spire.com

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Benjamin Hackman

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Benjamin.Hackman@spire.com